Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Chesapeake Corporation Annual Report on Form 10-K for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Chesapeake Corporation.

/s/ Andrew J. Kohut        Date: May 21 2007
Andrew J. Kohut
President & Chief Executive Officer
(Principal Executive Officer)

/s/ Joel K. Mostrom        Date: May 21, 2007
Joel K. Mostrom
Senior Vice President & Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Chesapeake Corporation and will be retained by Chesapeake Corporation and furnished to the Securities and Exchange Commission or its staff upon request.